                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                         THIS NOTE DEPOSITARY AGREEMENT is made as of the 30th
                    day of January 1998 (this "Agreement") by and between TEXON
                                               ---------
                    INTERNATIONAL PLC, a public limited company incorporated under the laws of England and Wales (the "Company"), and THE
                                                              -------
                    BANK OF NEW YORK, a New York banking corporation, as Book-Entry Depositary (the "Book-Entry Depositary").
                                           ---------------------


                                   ARTICLE I

                    Definitions and Other General Provisions
                    ----------------------------------------

          SECTION 1.01.  Definitions.  Terms not defined herein have the
                         ------------
meanings ascribed to them in the Indenture. The following terms, as used herein, have the following meanings:

          "Board Resolution" means a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

          "Book-Entry Depositary" means the party named as such in this
           ---------------------
Agreement or its nominee or the custodian of either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean such successor or its nominee or the custodian of either.

          "Book-Entry Interest" means beneficial interests in the Securities
           -------------------
that will be shown on records maintained in book-entry form by DTC.

          "Book-Entry Register" has the meaning ascribed thereto in Section 2.03
           -------------------
hereof.

          "Business Day" means each day that is not a Legal Holiday.
           ------------

          "Certificateless Depositary Interests" means collectively, (i) the
           ------------------------------------
beneficial interests that shall at all times prior to the issuance of Definitive Securities in respect thereof represent the right to receive 100% of the principal, premium (if any), interest, and Additional Amounts (if any) of and liquidated damages (if any) in respect to the underlying Regulation S Global Security, (ii) the beneficial interests that shall at all times prior
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                                                                               2

to the issuance of Definitive Securities in respect thereof represent the right to receive 100% of the principal, premium (if any), interest, and Additional Amounts (if any) of and liquidated damages (if any) in respect of the underlying Rule 144A Global Security and (iii) the beneficial interests that shall at all times prior to the issuance of Definitive Securities in respect thereof represent the right to receive 100% of the principal, premium (if any), interest, and Additional Amounts (if any) of and liquidated damages (if any) in respect of the underlying IAI Global Security, and that in each case is issued to the Depositary or its nominee by the Book-Entry Depositary.

          "Company" means the party named as such in this Agreement until a
           -------
successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

          "Company Order" means a written order or request signed in the name of
           -------------
the Company by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

          "Corporate Trust Office" means the office of the Book-Entry Depositary
           ----------------------
in the Borough of Manhattan, The City of New York, at which its corporate trust business is principally administered, which at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, NY 10286.

          "Definitive Securities" means the Securities issued pursuant to the
           ---------------------
Indenture in definitive registered form substantially in the form of Exhibit A (with respect to Initial Securities) or Exhibit B (with respect to Exchange Securities) attached thereto.

          "Depositary" means DTC or any successor, as the Holder of the
           ----------
Certificateless Depositary Interests as recorded on the Book-Entry Register.

          "DTC" means The Depository Trust Company or its nominee.
           ---

          "Exchange Securities" means the Exchange Securities issued pursuant to
           -------------------
the Indenture.

          "Global Securities" means the Global Securities issued pursuant to the
           -----------------
Indenture, initially in the form of the Rule 144A Global Security, the IAI
Global Security and the Regulation S Global Security.
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                                                                               3

          "Holder" means the Depositary.
           ------

          "Indenture" means the indenture dated as of January 30, 1998, between
           ---------
the Company and The Bank of New York as Trustee, relating to the 10% Senior Notes due 2008 of the Company and the Exchange Securities as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes to the extent applicable, the provisions of the TIA that are deemed to be a part of and govern such instrument.

          "Legal Holiday" has the meaning ascribed thereto in the Indenture.
           -------------

          "Letter of Representations" means the Letter of Representations to DTC
           -------------------------
dated January 27, 1998, from the Book-Entry Depositary and the Company.

          "Officer" means the Chairman of the Board, the Chief Executive
           -------
Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel, who
           ------------------
may be an employee of or counsel to the Company and who shall otherwise be satisfactory to the Book-Entry Depositary.

          "Responsible Officer", with respect to the Book-Entry Depositary,
           -------------------
means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Book-Entry Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.
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                                                                               4

          "Security" means any 10% Senior Note due 2008 of the Company issued
           --------
under the Indenture.

          SECTION 1.02.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (a) a term has the meaning assigned to it;

          (b) "or" is not exclusive;

          (c) "including" means including without limitation; and

          (d) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II

                              Book-Entry Interests
                              --------------------

          SECTION 2.01  Deposit of the Global Securities. The Book-Entry
                        ---------------------------------
Depositary hereby accepts custody of the Global Securities from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold each such Global Security at its Corporate Trust Office in The City of New York or at such place or places as it shall determine with the consent of the Company and shall issue the Certificateless Depositary Interests in accordance with the Letter of Representations.

          SECTION 2.02.  Book-Entry System.  (a)  Upon acceptance by DTC of the
                         ------------------
Certificateless Depositary Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Interests will be issued by DTC and traded through DTC's book-entry system, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its successors or (ii) institutions that have accounts with DTC or its successors. Book-Entry Interests shall be transferable only as units representing authorized denominations of the Securities.

          (b) The Certificateless Depositary Interests shall be issuable only to DTC, or successors of DTC or their respective nominees. Except as provided in Sections 2.04 and 2.07, no owner of beneficial interests in the Certificateless Depositary Interests shall be entitled to receive a Security on account of such beneficial interest, and such beneficial owner's interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations.

          SECTION 2.03.  Registration of Transfer of the Certificateless
                         -----------------------------------------------
Depositary Interests.  The Book-Entry Depositary agrees to maintain at the Book-
---------------------
Entry Depositary's Corporate Trust Office a register (the "Book-Entry Register")
                                                           -------------------
in which the Book-Entry Depositary shall (i) record DTC as the initial registered owner of the Certificateless Depositary Interests and (ii) record the registration and transfer of the Certificateless Depositary Interests. The Certificateless Depositary Interests cannot be transferred unless such transfer is recorded on the Book-Entry Register. The Book-Entry Depositary shall not constitute the agent of the Company for any other purpose and, in particular, it shall not constitute the agent of the Company in relation to any payments it may make to owners of the Certificateless Depositary Interests or be authorized to undertake any obligations on behalf of the Company.

          The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Interests held by institutions that have accounts with DTC or its successors or Persons that may hold Book-Entry Interests through such institutions or (ii) restrict transfers of such Book-Entry Interests held by such institutions or persons. The person in whose name the Certificateless Depositary Interests are registered on the Book-Entry Register shall be the "Holder" of the Certificateless Depositary Interests for the purposes of this Agreement. The Book-Entry Depositary shall treat the Holder or its nominee or their respective successors as the absolute owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

          SECTION 2.04.  Transfer of the Global Securities. The Book-Entry
                         ----------------------------------
Depositary shall hold each Global Security in custody for the benefit of the Depositary. The Book-Entry Depositary shall not transfer or lend the Global Securities or any interest therein except (i) to reduce the principal amount of one Global Security and increase the principal amount of another Global Security as provided in Section 2.06(a) of the Indenture and (ii) that the Book-Entry Depositary may transfer the Global Securities as a whole to a successor Book-Entry Depositary with the consent of the Company. Notwithstanding the foregoing, the Depositary may not under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Securities to the Depositary. If
(i) DTC (A) notifies the

Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under the Exchange Act and (B) a successor to DTC registered as a clearing agency under the Exchange Act is not able to be appointed by the Company within 90 days of such notification or (ii) the Book-Entry Depositary notifies the Company and the Trustee under Section 3.08 hereof that it is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not able to be appointed by the Company within 90 days of such notification, then the Book-Entry Depositary will promptly notify the Trustee and request the Trustee to issue Definitive Securities in such names and denominations as the Holder shall specify in accordance with Section 2.06(d) of the Indenture and the Book-Entry Depositary agrees that in such event it will promptly surrender the Global Securities held by it to the Trustee in connection with such exchange and that such Global Securities will be canceled upon issuance of such Definitive Securities.

          SECTION 2.05.  Cancellation.  If the Global Securities are surrendered
                         -------------
for payment, or for redemption or purchase of Securities evidenced thereby or for exchange for Definitive Securities to any Person other than the Trustee, such Global Securities shall, subject to Section 2.07, be delivered to the Trustee for cancellation.

          SECTION 2.06.  Payments in Respect of the Certificateless Depositary
                         -----------------------------------------------------
Interests and Global Securities. (a)  Whenever the Book-Entry Depositary shall
--------------------------------
receive from the Trustee (or other paying agent under the Indenture) any payment on the Global Securities, such payments shall be distributed promptly in the currencies in which they are received to the Holder or in accordance with the Holder's instructions on the payment date for the Global Securities. So long as DTC is the Holder, such payments shall be made in accordance with the Letter of Representations.

          (b) The Book-Entry Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Company or their agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Holder of, or beneficial owners of interests in, the Certificateless Depositary Interests.

          SECTION 2.07.  Change in Principal Amount of Global Securities.  (a)
                         ------------------------------------------------
Upon transfer or exchange of a
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                                                                               7

beneficial interest in one Global Security to another Global Security as provided in Section 2.06 of the Indenture, the Book-Entry Depositary shall adjust accordingly the principal amounts of the Certificateless Depositary Interests and shall confirm such adjustments with the Depositary.

          (b) In the event that the Company exercises any right of redemption in respect of any Securities constituting a part of a Global Security or purchases any Securities constituting a part of a Global Security pursuant to an offer to purchase Securities pursuant to Section 4.06(a)(iii)(c) or Section 4.08 of the Indenture, the Book-Entry Depositary shall promptly deliver such Global Security to the Trustee and request the Trustee to endorse Schedule A to such Global Security to reflect the reduction in the principal amount of such Global Security as a result of such redemption or offer. The redemption price or purchase price payable in connection with the redemption or purchase of a portion of such Global Security shall be equal to the amount received by the Book-Entry Depositary in respect of the aggregate principal amount of the Securities so redeemed or purchased.

          If an Event of Default (as defined in the Indenture) occurs and is continuing, the Book-Entry Depositary shall, at the request of the Holder of, or beneficial owner of an interest in a Certificateless Depositary Interest (such request of the beneficial owner to be given only through the Holder), promptly deliver the Global Security relating to such Certificateless Depositary Interest to the Trustee and request that the Trustee exchange all or part of such Global Security for one or more Definitive Securities registered as specified by the Holder and endorse Schedule A to such Global Security to reflect the reduction in principal amount of such Global Security resulting from such exchange; provided that the principal amount at maturity of such Definitive Securities and
--------
of such Global Security after such exchange shall be DM1,000 or integral multiples thereof.

          Whenever the principal amount at maturity of a Global Security held by the Book-Entry Depositary is changed by the Trustee, the Book-Entry Depositary shall notify the Depositary of the corresponding change in the principal amount of the related Certificateless Depositary Interest.

          SECTION 2.08.  Record Date.  Whenever any payment is to be made in
                         ------------
respect of the Global Securities or the Book-Entry Depositary shall receive notice of any action to be taken by the holder of a Global Security or holders of interests therein, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the Holder who shall be entitled to receive payment in respect of the Certificateless Depositary Interests or to take any such action or to act in respect of any such matter. Subject to the provisions of this Agreement, only the Holder who is registered on the Book-Entry Register at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

          SECTION 2.09.  Action in Respect of the Certificateless Depositary
                         ---------------------------------------------------
Interests or the Global Securities.  (a)  Not later than 10 days after receipt
-----------------------------------
by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holder of a Global Security or holders of interests therein under this Agreement or the Indenture, the Book-Entry Depositary shall mail to the Holder a notice containing (i) such information as is contained in such notice, (ii) a statement that the Holder at the close of business on a specified record date (established in accordance with Section 2.08 hereof) will be entitled, subject to the provisions of or governing the Certificateless Depositary Interests or Global Securities, as the case may be, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Certificateless Depositary Interests or Global Securities, as the case may be, and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of the Holder received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Certificateless Depositary Interests or Global Securities, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Certificateless Depositary Interests or Global Securities, as the case may be, in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Certificateless Depositary Interests or Global Securities.

          (b)  Subject to Section 3.03(f), the Holder may direct the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary or of exercising any trust or power conferred on the Book-Entry Depositary. However, the Book-Entry
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                                                                               9

Depositary may refuse to follow any direction that conflicts with law or this Agreement or the Indenture or, subject to Section 3.01 hereof, that the Book-Entry Depositary determines would involve it in personal liability.

          SECTION 2.10.  Changes Affecting the Global Securities.  Upon any
                         ----------------------------------------
reclassification of the Global Securities, upon any exchange of the Global Securities for Exchange Securities pursuant to the Registration Rights Agreement or otherwise or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which the Company is a party, any securities that shall be received by the Book-Entry Depositary in exchange for or in respect of a Global Security shall be treated as a new Global Security under this Agreement and any corresponding Certificateless Depositary Interest shall thenceforth represent such new securities so received.

          SECTION 2.11.  Surrender of the Global Securities. In the event of the
                         -----------------------------------
redemption, payment or purchase in full of all the Securities represented by the Global Securities, then the Global Securities shall become void and the Book-Entry Depositary shall surrender the Global Securities to the Trustee for cancellation.

          SECTION 2.12.  Reports.  The Book-Entry Depositary shall immediately
                         --------
(and in no event later than 10 days from receipt) send to the Holder a copy of any notices, reports and other communications received from the Company that are received by the Book-Entry Depositary as holder of the Global Securities.

          SECTION 2.13.  Additional Amounts.  All payments made by the Book-
                         -------------------
Entry Depositary pursuant to this Agreement shall be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes")
                                                                       -----
imposed or levied by or on behalf of the United Kingdom or any political subdivision thereof or any authority having power to tax therein (each a "U.K.
                                                                          ----
Tax Authority"), unless the withholding or deduction of such Taxes is then
-------------
required by law. If any such deduction or withholding shall at any time be required on any distributions in respect of the Certificateless Depositary Interests by the Book-Entry Depositary to the Holder of any payments in respect of principal, redemption price, interest, liquidated damages or premium on the Global Securities, the Book-Entry Depositary agrees that it shall pay or cause to be paid such additional amounts (the "Additional Amounts") as may be
                                         ------------------
necessary in order that the
net amounts received in respect of such payments by the Holder, after such deduction or withholding, shall equal the amounts specified in the Global Securities to which the Holder is entitled (subject to the limitations contained in the Security, such limitations to be applied for these purposes by treating the owner of any interest in the Certificateless Depositary Interests as a holder or beneficial owner for purposes of Section 2 of the Security). Notwithstanding anything to the contrary provided above, the Book-Entry Depositary shall pay or cause to be paid any Additional Amounts only out of funds that shall be received by it from the Company for that purpose.

          At least 10 days prior to the first date on which payment of principal, premium (if any) and interest on the Certificateless Depositary Interests is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Book-Entry Depositary with an Officers' Certificate instructing the Book-Entry Depositary whether such payment of principal, premium (if any), or interest on such Certificateless Depositary Interests shall be made to the Holder without withholding for or on account of any tax, assessment or other governmental charge. If any such withholding shall be required, then such Officers' Certificate shall specify the amount required to be withheld on such payments to the Holder and certify that the Company has paid or shall pay such amounts withheld to the appropriate governmental authority or authorities. The Book-Entry Depositary shall have no responsibility for determining whether the Holder or any owner of a Book-Entry Interest is entitled to the payment of Additional Amounts in accordance with the preceding paragraph, but shall be entitled to rely conclusively for this purpose on an Officers' Certificate or on certifications from the Depositary, which need only specify the amount of Additional Amounts payable to the Holder, net of amounts to which the Holder or any owner of a Book-Entry Interest is not entitled in accordance with the preceding paragraph. The Company shall indemnify the Book-Entry Depositary for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to it pursuant to this Section 2.13.

                                  ARTICLE III

                           The Book-Entry Depositary
                           -------------------------

          SECTION 3.01.  Certain Duties and Responsibilities.  (a)  The Book-
                         ------------------------------------
Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

          (b) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) the duties and obligations of the Book-Entry Depositary with respect to the Certificateless Depositary Interests and the Global Securities shall be determined solely by the express provisions of this Agreement and the Book-Entry Depositary shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary; and

          (ii) in the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (iii) No provision of this Agreement shall require the Book-Entry Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (c) The Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless it shall be proved that the Book-Entry Depositary was negligent in ascertaining the pertinent facts.

          (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement or the Indenture.

          (e) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section 3.01.

          (f) The Book-Entry Depositary owes no fiduciary duties to any person by virtue of this Agreement except as expressly set forth herein.

          SECTION 3.02.  Notice of Default.  Within 90 days after the occurrence
                         ------------------
of any Event of Default with respect to the Global Securities (a "Security
                                                                  --------
Default") of which a Responsible Officer of the Book-Entry Depositary assigned
-------
to its corporate trust department has actual knowledge, the Book-Entry Depositary shall transmit by mail to the Holder in the manner provided in
Section 4.02 hereof, notice of such Security Default, unless such Security Default shall have been cured or waived.

          SECTION 3.03.  Certain Rights of Book-Entry Depositary.  Subject to
                         ----------------------------------------
the provisions of Section 3.01 hereof:

          (a) the Book-Entry Depositary may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Company Order and any resolution of the Board of Directors of the Company, as the case may be, may be sufficiently evidenced by a Board Resolution;

          (c) the Book-Entry Depositary may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

          (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Book-Entry Depositary, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Global Securities and if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney;

          (e) the Book-Entry Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Book-Entry Depositary shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

          (f) the Book-Entry Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or the Indenture at the request, order or direction of the Holder pursuant to this Agreement, unless the Holder shall have offered to the Book-Entry Depositary reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that such request,
                                                    --------
order or direction shall not expose the Book-Entry Depositary to personal liability;

          (g) the Book-Entry Depositary shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

          (h) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Book-Entry Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Book-Entry Depositary, and such certificate, in the absence of bad faith on the part of the Book-Entry Depositary, shall be full warrant to the Book-Entry Depositary for any action taken, suffered or omitted by it under the provisions of the Agreement, upon the faith thereof.

          SECTION 3.04.  Not Responsible for Recitals or Issuance of Securities.
                         -------------------------------------------------------
The recitals contained in the Indenture and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, or the Note Guarantors, as the case may be, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representations as to the validity or sufficiency of this Agreement or of the Securities or of the Certificateless Depositary Interests or of the Book-Entry Interests or any offering materials in connection therewith. The Book-Entry Depositary shall not be accountable for the use or application by the Company of the proceeds with respect to the Securities.

          SECTION 3.05.  Money Held in Trust.  Money held by the Book-Entry
                         -------------------
Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Company. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Company from time to time and the Holder shall have no claim to any such interest.

          SECTION 3.06.  Compensation and Reimbursement. The Company agrees:
                         -------------------------------

          (a) to pay to the Book-Entry Depositary from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Book-Entry Depositary and any predecessor Book-Entry Depositary for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder or the exercise of its rights hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers, rights or duties hereunder.

          The obligations of the Company under this Section 3.06 to compensate and indemnify the Book-Entry Depositary and any predecessor Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary and any predecessor Book-Entry Depositary for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Agreement, other termination of this Agreement, payment of the Certificateless Depositary Interests and the Securities or the resignation or removal of the Book-Entry Depositary. Such additional indebtedness shall be a senior lien to that of the Securities and the Certificateless Depositary Interests upon all property and funds held or collected by the Book-Entry Depositary as such, except funds held in trust for the benefit of the Holder, and the Securities and the Certificateless Depositary Interests are hereby subordinated to such senior claim.

          SECTION 3.07.  Book-Entry Depositary Required; Eligibility.  At all
                         --------------------------------------------
times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state or District of Columbia authority and willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.07, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indenture, subject to receipt of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section 3.07, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 3.08.  Resignation and Removal; Appointment of Successor.  (a)
                         --------------------------------------------------
No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.09 hereof or (ii) the issuance of Definitive Securities in accordance with Section 2.04 or Section
2.07 hereof and the Indenture.

          (b) The Book-Entry Depositary may resign with respect to the Global Securities by giving written notice thereof to the Company and the Holder, in accordance with Section 4.01 and Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary may be removed at any time upon 90 days' notice by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.09 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation or removal, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

          (c)  If at any time:

          (i) the Book-Entry Depositary shall cease to be eligible under Section
     3.07 hereof, or shall cease to be eligible as Trustee under the Indenture, and shall fail to resign after written request therefor by the Company or by the Holder, or

          (ii) the Book-Entry Depositary shall become incapable of acting with respect to the Certificateless Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or of its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary, or (y) the Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary and the appointment of a successor Book-Entry Depositary or Book-Entry Depositaries, unless Definitive Securities have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary.

          (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Company, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Company) and shall comply with the applicable requirements of Section 3.09 hereof. If no successor Book-Entry Depositary with respect to the Global Securities shall have been so appointed by the Company and accepted appointment in the manner required by
Section 3.09, the Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Definitive Securities have been issued in accordance with the Indenture.

          (e) The Company shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to the Holder in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

          SECTION 3.09.  Acceptance of Appointment by Successor.  (a)  In case
                         ---------------------------------------
of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Company and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring

Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Company or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.06 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.06 hereof.

          (b) Upon request of any such successor Book-Entry Depositary, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section 3.09.

          (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible under this Article.

          (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section 3.09, the Company shall give notice thereof to the Holder in accordance with Section 4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.08(b) hereof. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Company.

          SECTION 3.10.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any corporation into which the Book-Entry Depositary may be merged or
---------
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE IV

                            Miscellaneous Provisions
                            ------------------------

          SECTION 4.01.  Notices to Book-Entry Depositary or Company.  Any
                         --------------------------------------------
request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

          (a) the Book-Entry Depositary by the Holder, by the Trustee or the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and sent by facsimile transmission, personally delivered, couriered or mailed, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office,
Attention: Corporate Trust Trustee Administration Department, or at any other address previously furnished in writing by the Book-Entry Depositary to the Holder, the Trustee and the Company and shall be deemed duly given upon actual receipt thereof, or

          (b) the Company, by the Book-Entry Depositary or by the Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and sent by facsimile transmission, personally delivered, couriered or mailed, first-class postage prepaid to Texon International plc, Attention: Company Secretary, 100 Ross Walk, Leicester, U.K. LE4 5BX or at any other address previously furnished in writing to the Book-Entry Depositary by the Company.

          SECTION 4.02.  Notice to Holders; Waiver.  Where this Agreement
                         --------------------------
provides for notice to the Holder of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and personally delivered, couriered or mailed, first-class postage prepaid, to the Holder at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holder shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

          SECTION 4.03.  Effect of Headings and Table of Contents.  The Article
                         -----------------------------------------
and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 4.04.  Successors and Assigns.  All covenants and agreements
                         -----------------------
in this Agreement and the Securities by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 4.05.  Separability Clause.  In case any provision in this
                         --------------------
Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

          SECTION 4.06.  Benefits of Agreement.  Nothing in this Agreement, the
                         ----------------------
Securities, or Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The holders from time to time of the Book-Entry Interests shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture and the Securities, by their acceptance of delivery of the Book-Entry Interests.

          SECTION 4.07.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY,
                         --------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          SECTION 4.08. Consent to Jurisdiction; Appointment of Agent for
                        -------------------------------------------------
Service of Process.  (a) The Company agrees that any suit, action or proceeding
-------------------
against the Company arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and it irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service
                                                           --------
of process is effected upon the Company in the manner provided by this Section 4.08.

          (b) The Company irrevocably appoints CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York, 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in
                       ----------------
any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of ten years from the date of this Agreement. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action involving the Company arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

          (c) The provisions of this Section 4.08 shall survive any termination or cancellation of this Agreement.

          SECTION 4.09.  Counterparts.  This Agreement may be executed in any
                         -------------
number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          SECTION 4.10.  Inspection of Agreement.  A copy of this Agreement
                         ------------------------
shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by any Holder.

          SECTION 4.11.  Satisfaction and Discharge.  This Agreement upon
                         ---------------------------
Company Order shall cease to be of further effect, and the Book-Entry Depositary, at the expense of the Company shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Securities have been issued and the Global Securities have been canceled in accordance with the provisions of Section 2.05 hereof and the Indenture, (ii) the Company has paid or caused to be paid all sums payable hereunder by the Company and (iii) the Company has delivered to the Book-Entry Depositary an Officer's Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

          SECTION 4.12.  Amendments.  The Company and the Book-Entry Depositary
                         -----------
may amend this Agreement without the consent of the Depositary or any holder of Book-Entry Interests:

          (a) to cure any ambiguity, omission, defect or inconsistency;

          (b) to add to the covenants and agreements of the Book-Entry Depositary or the Company;

          (c) to effectuate the assignment of the Book-Entry Depositary's rights and duties to a qualified successor, as provided herein;

          (d) to comply with any requirements of the Securities Act, the Exchange Act or the U.S. Investment Company Act of 1940, as amended, and the TIA; or

          (e) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to the Depositary or the holders of Book-Entry Interests.

          Except as set forth in this Section 4.12, no amendment that adversely affects the Depositary or the holders of Book-Entry Interests may be made to this Agreement or the Book-Entry Interests without the consent of the Depositary or the holders of the Book-Entry Interests.

          SECTION 4.13.  Book-Entry Depositary To Sign Amendments.  The Book-
                         -----------------------------------------
Entry Depositary shall sign any amendment authorized pursuant to Section 4.12 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it. In signing such amendment the Book-Entry Depositary shall be entitled to receive indemnity reasonably satisfactory to it and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

          (a) such amendment is authorized or permitted by this Agreement;

          (b) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

          (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Articles of Association of the Company, (iii) any law or regulation applicable to the Company, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (v) any material agreement or instrument to which the Company is subject; and

          (d) such amendment has been duly and validly executed and delivered by the Company, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                              TEXON INTERNATIONAL PLC,

                                by

                              ______________________________
                                    Name:
                                    Title:


                              THE BANK OF NEW YORK, as Book-Entry Depositary,

                                by

                              ______________________________
                                    Name:
                                    Title: